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                                                                   EXHIBIT 99.12

                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


[Closing Date]


BT Investment Funds,
    on behalf of Small Cap Fund
One South Street
Baltimore, Maryland 21202

Morgan Grenfell Investment Trust,
    on behalf of Smaller Companies Fund
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

You have asked us for our opinion concerning certain federal income tax consequences to (a) BT Investment Funds, a Massachusetts business trust (the "Acquiring Trust"), on behalf of Small Cap Fund (the "Acquiring Fund"), a separate series of the Acquiring Trust, (b) Morgan Grenfell Investment Trust, a Delaware business trust (the "Acquired Trust"), on behalf of Smaller Companies Fund (the "Acquired Fund"), a separate series of the Acquired Trust, and (c) holders ("Acquired Fund Shareholders") of voting shares of beneficial interest in the Acquired Fund ("Acquired Fund Shares") when Acquired Fund Shareholders receive voting shares of beneficial interest in the Acquiring Fund (the "Acquiring Fund Shares") in exchange for their Acquired Fund Shares pursuant to the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain scheduled liabilities of the Acquired Fund (the "Reorganization"), all pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated ___________, 2001, between the Acquiring Trust, on behalf of the Acquiring Fund, and the Acquired Trust, on behalf of the Acquired Fund.

We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Fund and the Acquired Fund set forth in the Registration Statement on Form N-14 (the "Registration Statement") filed by the Acquiring Fund with the Securities and Exchange Commission and representations made in letters from the Acquiring Trust, the Acquired Trust, Small
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Cap Portfolio and Deutsche Asset Management, Inc. (formerly Morgan Grenfell
Capital Management, Inc.), addressed to us for our use in rendering this opinion (the "Tax Representation Letters"). We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Registration Statement.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion that for federal income tax purposes:

     (a) The acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of certain scheduled Acquired Fund liabilities by the Acquiring Fund, followed by the distribution by the Acquired Fund, in liquidation of the Acquired Fund, of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares and the termination of the Acquired Fund, will constitute a reorganization within the meaning of
          Section 368(a)(1) of the Code, and the Acquiring Fund and the Acquired Fund will each be "a party to a reorganization" within the meaning of
          Section 368(b) of the Code;

     (b) No gain or loss will be recognized by the Acquired Fund upon (i) the transfer of all of its assets to the Acquiring Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of certain scheduled Acquired Fund liabilities by the Acquiring Fund and (ii) the distribution by the Acquired Fund of such Acquiring Fund Shares to the Acquired Fund Shareholders;

     (c) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of certain scheduled Acquired Fund liabilities by the Acquiring Fund;

     (d) The basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the transfer;

     (e) The tax holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will, in each instance, include the Acquired Fund's tax holding period for those assets;
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     (f)  The Acquired Fund Shareholders will not recognize gain or loss upon the exchange of all of their Acquired Fund Shares solely for Acquiring Fund Shares as part of the transaction;

     (g) The basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder in the transaction will be the same as the basis of the Acquired Fund Shares surrendered in exchange therefor;

     (h) The tax holding period of Acquiring Fund Shares received by each Acquired Fund Shareholder will include the tax holding period for the Acquired Fund Shares surrendered in exchange therefor, provided that such Acquired Fund shares were held as capital assets on the date of the exchange;

     (i) No gain or loss will be recognized by the Acquiring Fund upon its contribution of the assets of the Acquired Fund to Small Cap Portfolio solely in exchange for an interest in Small Cap Portfolio;

     (j) No gain or loss will be recognized by Small Cap Portfolio upon the contribution by the Acquiring Fund of the assets of the Acquired Fund to Small Cap Portfolio solely in exchange for an interest in Small Cap Portfolio;

     (k) The basis of Small Cap Portfolio in the assets of the Acquired Fund contributed to Small Cap Portfolio by the Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of the Acquiring Fund immediately prior to such contribution;

     (l) The tax holding period of Small Cap Portfolio with respect to the assets of the Acquired Fund contributed by the Acquiring Fund to Small Cap Portfolio will, in each instance, include the Acquired Fund's and the Acquiring Fund's tax holding periods for such assets;

     (m) The basis of the interest in Small Cap Portfolio acquired by the Acquiring Fund as a result of its contribution to Small Cap Portfolio of the assets of the Acquired Fund will be the same as the Acquiring Fund's basis in such assets; and
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     (n)  The tax holding period of the Acquiring Fund with respect to its interest in Small Cap Portfolio will include the Acquired Fund's and the Acquiring Fund's tax holding periods for the assets of the Acquired Fund contributed to Small Cap Portfolio by the Acquiring Fund.

Our opinion is based upon the accuracy of the certifications, representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement, the Tax Representation Letters and in the various other documents related thereto. Our opinion may not be relied upon if any such certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

Very truly yours,

Willkie, Farr & Gallagher